                                                                     EXHIBIT 4.5

                              AMENDED AND RESTATED

                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT

                           DATED AS OF AUGUST 1, 2003

                                     BETWEEN

                        GEAC COMPUTER CORPORATION LIMITED

                                     - AND -

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                 AS RIGHTS AGENT

                                TABLE OF CONTENTS

                                                                                            PAGE
ARTICLE 1 - INTERPRETATION..............................................................      2

1.1         Certain Definitions.........................................................      2

1.2         Currency....................................................................     15

1.3         Number and Gender...........................................................     15

1.4         Descriptive Headings and References.........................................     15

1.5         Acting Jointly or in Concert................................................     15

1.6         Holder......................................................................     16

ARTICLE 2 - THE RIGHTS..................................................................     16

2.1         Legend on Voting Share Certificates.........................................     16

2.2         Initial Exercise Price; Exercise of Rights; Detachment of Rights............     16

2.3         Adjustments to Exercise Price; Number of Rights.............................     19

2.4         Date on Which Exercise is Effective.........................................     25

2.5         Execution, Authentication, Delivery and Dating of Rights Certificates.......     26

2.6         Registration, Registration of Transfer and Exchange.........................     26

2.7         Mutilated, Destroyed, Lost and Stolen Rights Certificates...................     27

2.8         Persons Deemed Owners.......................................................     28

2.9         Delivery and Cancellation of Certificates...................................     28

2.10        Agreement of Rights Holders.................................................     28

2.11        Rights Certificate Holder Not a Deemed Shareholder..........................     29

ARTICLE 3 - ADJUSTMENTS TO THE RIGHTS IN  THE EVENT OF A FLIP-IN EVENT..................     29

3.1         Flip-in Event...............................................................     29

ARTICLE 4 - THE RIGHTS AGENT............................................................     31

4.1         General.....................................................................     31

4.2         Merger or Consolidation or Change of Name of Rights Agent...................     32

4.3         Duties of Rights Agent......................................................     32

4.4         Change of Rights Agent......................................................     34

ARTICLE 5 - MISCELLANEOUS...............................................................     35

5.1         Redemption of Rights........................................................     35

5.2         Waiver of Flip-In Events....................................................     36

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
5.3         Issuance of New Rights Certificates.........................................     36

5.4         Supplements and Amendments..................................................     37

5.5         Fractional Rights and Fractional Shares.....................................     38

5.6         Rights of Action............................................................     39

5.7         Notice of Proposed Actions..................................................     39

5.8         Notices.....................................................................     39

5.9         Costs of Enforcement........................................................     40

5.10        Successors..................................................................     40

5.11        Benefits of this Agreement..................................................     41

5.12        Governing Law...............................................................     41

5.13        Counterparts................................................................     41

5.14        Severability................................................................     41

5.15        Determinations and Actions by the Board of Directors........................     41

5.16        Effective Date and Renewal..................................................     41

5.17        Regulatory Approvals........................................................     42

5.18        Declaration as to Foreign Holders...........................................     42

5.19        Time of the Essence.........................................................     42

                              AMENDED AND RESTATED

                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDER PROTECTION RIGHTS AGREEMENT dated as of August 1, 2003 between GEAC COMPUTER CORPORATION LIMITED, a corporation amalgamated under the Canada Business Corporations Act (the "CORPORATION"), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as rights agent (the "RIGHTS AGENT", which term shall include any successor Rights Agent hereunder) amends and restates an agreement made as of the 15th day of March, 2000 (the "PRIOR PLAN") between the Corporation and a predecessor of the Rights Agent.

WHEREAS the Board of Directors of the Corporation in 2000 determined that it was advisable and in the best interests of the Corporation to adopt a shareholder protection rights plan (the "RIGHTS PLAN") to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over bid for Voting Shares (as hereinafter defined);

AND WHEREAS the Prior Plan was approved by the shareholders of the Corporation on September 12, 2000 and is effective at the latest until the termination of the annual meeting of the shareholders of the Corporation in 2003;

AND WHEREAS the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation to continue the Rights Plan by adopting an amended and restated shareholder protection rights plan to take effect immediately upon receipt of approval of the Independent Shareholders to conform to current corporate practices to effect the continued distribution of Rights under the Prior Plan as further amended and restated herein (the "RIGHTS PLAN");

AND WHEREAS in order to continue implementation of the Rights Plan, the Board of Directors has:

(a) confirmed distribution of one right (a "RIGHT") in respect of each Common Share (as hereinafter defined) outstanding at the Record Time (as hereinafter defined); and

(b) confirmed the issuance of one Right in respect of each Voting Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

AND WHEREAS each Right shall entitle the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Rights Agent has agreed to act on behalf of the Corporation in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1      CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings indicated:

         "ACQUIRING PERSON" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term "ACQUIRING PERSON" shall not include:

                  (i)      the Corporation or any Subsidiary of the Corporation;

                  (ii) any Person who becomes the Beneficial Owner of 20% or more of the Voting Shares then outstanding as a result of one or any combination of:

                           (A) a Voting Share Reduction which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by such Person to 20% or more of the Voting Shares then outstanding,

                           (B)      a Pro Rata Acquisition,

                           (C)      a Permitted Bid Acquisition,

                           (D)      an Exempt Acquisition, or

                           (E)      a Convertible Security Acquisition,

                  provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Voting Shares then outstanding by reason of one or any combination of a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition or a Convertible Security Acquisition and thereafter becomes the Beneficial Owner of more than an additional 1% of the outstanding Voting Shares (other than pursuant to a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition or a Convertible Security Acquisition), then as of the date that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an Acquiring Person;

                  (iii) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares then outstanding from the Corporation in connection with a distribution of securities pursuant to a prospectus or by way of private placement; and

                  (iv) a Grandfathered Person, provided, however, that if such Person shall thereafter become the Beneficial Owner (other than pursuant to a Voting Share Reduction, a Pro Rata Acquisition, a Permitted Bid Acquisition, an Exempt Acquisition or a Convertible Security Acquisition) of additional Voting Shares constituting more than 1% of the number of Voting Shares then outstanding, such Person shall become an Acquiring Person as of the date and time of acquisition of such additional Voting Shares.

         "AFFILIATE", when used to indicate a relationship with a specified corporation, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified corporation.

         "AGREEMENT" shall mean this amended and restated shareholder protection rights agreement between the Corporation and the Rights Agent, as may be amended, modified and/or supplemented or restated from time to time.

         "ASSOCIATE", when used to indicate a relationship with a specified Person, shall mean (i) a spouse of such specified Person, (ii) any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage, or (iii) any relative of such specified Person or of a Person mentioned in Clause (i) or (ii) of this definition if that relative has the same residence as the specified Person.

         "BENEFICIAL OWNER": a Person shall be deemed the "BENEFICIAL OWNER" and to have "BENEFICIAL OWNERSHIP" of and to "BENEFICIALLY OWN":

                  (i) any securities of which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

                  (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become the owner at law or in equity, where such right is exercisable within 60 days of the date of the determination of Beneficial Ownership and whether or not on condition or the occurrence of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to Convertible Securities, or pursuant to any agreement, arrangement, pledge or understanding, written or oral (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business); and

                  (iii) any securities which are Beneficially Owned within the meaning of Clause (i) or (ii) of this definition by any other Person with which, and in respect of which securities, such Person is acting jointly or in concert;

         provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

                  (iv)     by reason of:

                  (A)               such security having been deposited or
                           tendered pursuant to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause
                           (iii) of this definition, until the earlier of such deposited or tendered security being accepted unconditionally for payment or exchange or being taken up and paid for; or

                           (B) the holder of such security having agreed pursuant to a Permitted Lock-up Agreement to deposit or tender such security pursuant to a Take-over Bid made by any such Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of this definition;

                  (v) by reason of such Person, any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of this definition holding such security, provided, however, that:

                           (A) the ordinary business of the Person (in this definition, a "MANAGER") includes the management of mutual funds or investment funds for others and such security is held by the Manager in the ordinary course of such business in the performance of such Manager's duties for the account of any other Person (in this definition, a "CLIENT") including non-discretionary accounts held on behalf of a Client by a broker or dealer registered under applicable law;

                           (B) the Person (in this definition, a "TRUST COMPANY") is licensed to carry on the business of a trust company under applicable law and, as such, acts as a trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, in this definition, an "ESTATE ACCOUNT") or in relation to other accounts (each, in this definition, an "OTHER ACCOUNT") and holds such security and is acting in the ordinary course of such duties for the Estate Account or for such Other Accounts;

                           (C) such Person is a Crown agent or agency (in this definition, a "CROWN AGENT");

                           (D) the Person is established by statute for purposes that include, and the ordinary business or activity of such Person (in this definition, a "STATUTORY BODY") includes, the management of investment funds for employee benefit plans, pension plans and insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such; or

                           (E)      the Person (in this definition, an
                                    "ADMINISTRATOR") is the administrator or trustee of one or more pension funds or plans (each, in this definition, a "PLAN") registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed or is such a Plan and the Administrator or Plan holds such security for the purposes of its activities as such;

                  but only if the Manager, the Trust Company, the Crown Agent, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making and has not announced a current intention to make a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or an organized over-the-counter market, alone or by acting jointly or in concert with any other Person;

                  (vi)     because such Person:

                           (A) is a Client of the same Manager as another Person on whose account the Manager holds such security;

                           (B) has an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Company holds such security; or

                           (C) is a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

                  (vii)    because such Person:

                           (A) is a Client of a Manager and such security is owned at law or in equity by the Manager;

                           (B) has an Estate Account or an Other Account with a Trust Company and such security is owned at law or in equity by the Trust Company; or

                           (C) is a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

                  (viii) because such Person is the registered holder of such security as a result of carrying on the business of, or acting as nominee for, a securities depositary.

         "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation.

         "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Toronto, Ontario are authorized or obliged by law to close.

         "CANADA BUSINESS CORPORATIONS ACT" shall mean the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto.

         "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in Toronto, Ontario (or, after the Separation Time, the office of the Rights Agent in Toronto, Ontario) is closed to the public.

         "COMMON SHARES" shall mean the common shares in the capital of the Corporation.

         "COMPETING PERMITTED BID" shall mean a Take-over Bid that:

                  (i) is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid (in this definition, the "PRIOR BID");

                  (ii) satisfies all the provisions of the definition of a Permitted Bid other than the requirements set out in Clauses (ii)(A) and (D) of the definition of Permitted Bid; and

                  (iii) contains, and the take-up and payment for securities tendered or deposited thereunder are subject to, irrevocable and unqualified conditions that:

                           (A) no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on a date that is not less than the later of 35 days after the Offer Date of such Take-over Bid and 60 days after the Offer Date of the earliest Prior Bid then in existence, and (y) then only if, at the Close of Business on the date Voting Shares are first taken up or paid for under such Take-over Bid, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to such Take-over Bid and not withdrawn; and

                           (B) in the event that the requirement set forth in Subclause (iii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement.

         "CONTROLLED": a body corporate is "CONTROLLED" by another Person or two or more Persons acting jointly or in concert if:

                  (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or two or more Persons acting jointly or in concert; and

                  (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

         and "CONTROLS", "CONTROLLING" and "UNDER COMMON CONTROL WITH" shall be interpreted accordingly.

         "CONVERTIBLE SECURITIES" shall mean at any time any securities issued by the Corporation (including rights, warrants and options but excluding the Rights) carrying any purchase, exercise, conversion or exchange right, pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on condition or the happening of any contingency).

         "CONVERTIBLE SECURITY ACQUISITION" shall mean the acquisition of Voting Shares upon the exercise, conversion or exchange of Convertible Securities acquired by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

         "CO-RIGHTS AGENT" shall have the meaning attributed thereto in Subsection 4.1(a).

         "ELECTION TO EXERCISE" shall have the meaning attributed thereto in Subsection 2.2(d).

         "EXEMPT ACQUISITION" shall mean an acquisition of Voting Shares and/or Convertible Securities (i) in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of
         Section 5.2, (ii) pursuant to a distribution of Voting Shares and/or Convertible Securities made by the Corporation (a) to the public pursuant to a prospectus (provided the purchaser does not thereby become the Beneficial Owner of a greater percentage of Voting Shares and/or Convertible Securities Beneficially Owned by such purchaser immediately prior to such distribution) or (b) pursuant to a securities exchange take-over bid circular or (c) a distribution by way of a private placement provided that (x) all necessary stock exchange approvals for any distribution made pursuant to a private placement have been obtained and such private placement complies with the terms and conditions of such approvals, and (y) the purchaser does not, in the case of either a securities exchange take-over bid or private placement, thereby become the Beneficial Owner of Voting Shares equal in number to more than 25% of the Voting Shares outstanding immediately prior to the private placement, and in making this determination, the securities to be issued to such purchaser on the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement, or (iii) pursuant to an amalgamation, merger or other statutory procedure requiring shareholder approval.

         "EXERCISE PRICE" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right in accordance with the terms hereof and, subject to adjustment thereof in accordance with the terms hereof, the Exercise Price shall be:

                  (i) until the Separation Time, an amount equal to three times the Market Price, from time to time, per Common Share; and

                  (ii) from and after the Separation Time, an amount equal to three times the Market Price, as at the Separation Time, per Common Share.

         "EXPANSION FACTOR" shall have the meaning attributed thereto in Subsection 2.3(b)(x).

         "EXPIRATION TIME" shall mean the earlier of:

                  (i)      the Termination Time; and

                  (ii) the termination of the annual meeting of the shareholders of the Corporation in 2006;

         or if the continued existence of this Agreement is ratified at such annual meeting by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect thereof in accordance with
         Section 5.16(b), shall mean the earlier of the Termination Time and the termination of the annual meeting of shareholders of the Corporation in 2009.

         "FLIP-IN EVENT" shall mean a transaction in which any Person becomes an Acquiring Person.

         "GRANDFATHERED PERSON" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares at the date hereof.

         "HOLDER" shall have the meaning attributed thereto in Section 1.6.

         "INDEPENDENT SHAREHOLDERS" shall mean holders of Voting Shares, other than (i) any Acquiring Person, (ii) any Offeror, (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror, and (v) any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Corporation or a wholly-owned Subsidiary of the Corporation, unless the beneficiaries of such plan or trust direct the manner in which such Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid.

         "MARKET PRICE" per security of any securities on any date shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in order to make it fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall be:

                  (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each such security as reported by the principal Canadian stock exchange on which such securities are listed or admitted to trading;

                  (ii) if for any reason none of the prices described in Clause (i) above are available for such date or the securities are not listed or admitted to trading on a Canadian stock exchange, the last sale price or, if such price is not available, the average of the closing bid and asked prices, for each such security on such date as reported by such other securities exchange on which such securities are listed or admitted to trading;

                  (iii) if for any reason none of the prices described in Clauses (i) and (ii) above are available for such (late or the securities are not listed or admitted to trading on a Canadian stock exchange or any other securities exchange, the last sale price, or if no sale takes place, the average of the high bid and low asked prices for each such security on such date in the over-the-counter market, as quoted by any reporting system then in use (as determined by the Board of Directors); or

                  (iv) if for such date none of the prices described in Clauses (i), (ii) and (iii) above are available or the securities are not listed or admitted to trading on a Canadian stock exchange or any other securities exchange and are not quoted by any such reporting system, the average of the closing bid and asked prices for such date as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

         provided, however, that if on any such date none of such prices is available, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined in good faith by a recognized investment banking firm selected by the Board of Directors.

                  "OFFER DATE" shall mean the date of a Take-over Bid.

                  "OFFER TO ACQUIRE" shall include:

                  (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares and/or Convertible Securities; and

                  (ii) an acceptance of an offer to sell Voting Shares and/or Convertible Securities, whether or not such offer to sell has been solicited;

         or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

         "OFFEROR" shall mean a Person who has announced an intention to make or who is making a Take-over Bid (including a Permitted Bid or Competing Permitted Bid but excluding an Offer to Acquire Voting Shares or other securities of the Corporation made by a Manager, Trust Company, Crown Agent, Statutory Body, Administrator or Plan referred to in Clause 11.1(v) of the definition of Beneficial Owner pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) in the circumstances contemplated in said Clause 1.1(v)) but only for so long as the Take-over Bid so announced or made has not been withdrawn or terminated and has not expired.

         "OFFEROR'S SECURITIES" shall mean the aggregate of the Voting Shares Beneficially Owned on the date of an Offer to Acquire by an Offeror.

         "PERMITTED BID" shall mean a Take-over Bid that is made by means of a take-over bid circular and that also complies with the following additional provisions:

                  (i) the Take-over Bid is made to all holders of Voting Shares; and

                  (ii) the Take-over Bid shall contain, and the take-up and payment for securities tendered or deposited thereunder shall be subject to, irrevocable and unqualified conditions that:

                           (A) no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on a date that is not less than 60 days following the Offer Date, and (y) then only if, at the Close of Business on the date Voting Shares are first taken up or paid for under the Take-over Bid, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

                           (B) Voting Shares may be deposited pursuant to such Take-over Bid, unless such Take-over Bid is withdrawn, at any time prior to the Close of Business on the date Voting Shares are first taken up or paid for under the Take-over Bid;

                           (C) any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

                           (D) in the event that the requirement set forth in Subclause (ii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tender of Voting Shares for not less than 10 Business Days from the date of such public announcement.

         "PERMITTED BID ACQUISITION" shall mean an acquisition of Voting Shares and/or Convertible Securities made pursuant to a Permitted Bid or a Competing Permitted Bid.

         "PERMITTED LOCK-UP AGREEMENT" shall mean an agreement between a Person and one or more holders of Voting Shares and/or Convertible Securities (each a "LOCKED-UP PERSON") (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or, if the Lock-up Bid has been made prior to the date on which such agreement is entered into forthwith, and in any event, not later than the Business Day following the date of such agreement), pursuant to which each such Locked-up Person agrees to deposit or tender Voting Shares and/or Convertible Securities to a Take-over Bid (the "LOCK-UP BID") made or to be made by the Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of the definition of Beneficial Owner, provided, however, that:

                  (i) the agreement permits any Locked-up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares and/or Convertible Securities from the Lock-up Bid in order to tender or deposit such securities to another Take-over Bid or support another transaction:

                           (A) where the price or value per Voting Share or Convertible Security offered under such other Take-over Bid or transaction is higher than the price or value per Voting Share or Convertible Security offered under the Lock-up Bid; or

                           (B)      if,

                                    (a)      the price or value per Voting Share
                                             or Convertible Security offered
                                             under the other Take-over Bid or
                                             transaction
                                             exceeds by as much as or more than
                                             a specified amount (the "SPECIFIED
                                             AMOUNT") the price or value per
                                             Voting Share or Convertible
                                             Security offered under the Lock-up
                                             Bid, provided that such Specified
                                             Amount is not greater than 7% of
                                             the price or value per Voting Share
                                             or Convertible Security offered
                                             under the Lock-up Bid; or

                                    (b)      the number of Voting Shares and/or
                                             Convertible Securities to be
                                             purchased under the other Take-over
                                             Bid or transaction exceeds by as
                                             much as or more than a specified
                                             number (the "SPECIFIED NUMBER") the
                                             number of Voting Shares and/or
                                             Convertible Securities that the
                                             Offeror has offered to purchase
                                             under the Lock-up Bid at a price or
                                             value per Voting Share or
                                             Convertible Security that is not
                                             less than the price or value per
                                             Voting Share or Convertible
                                             Security offered under the Lock-up
                                             Bid, provided that the Specified
                                             Number is not greater than 7% of
                                             the number of Voting Shares and/or
                                             Convertible Securities offered
                                             under the Lock-up Bid;

         and, for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give such Person an opportunity to match a higher price in another Take-over Bid or transaction or other similar limitation on a Locked-up Person's right to withdraw Voting Shares and/or Convertible Securities from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares and/or Convertible Securities during the period of the other Take-over Bid or transaction; and

                  (ii) no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

                           (A) the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to a Locked-up Persons; and

                           (B) 50% of the amount by which the price or value payable under another Take-over Rid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares and/or Convertible Securities to the Lock-up Bid, withdraws Voting Shares and/or Convertible Securities previously tendered thereto in order to tender to another Take-over Bid or support another transaction.

         "PERSON" shall include any individual, firm, partnership, syndicate, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization.

         "PRO RATA ACQUISITION" shall mean an acquisition by a Person of Voting Shares and/or Convertible Securities (i) as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares and/or Convertible Securities on the same pro rata basis as all other holders of Voting Shares and/or Convertible Securities of the same class or series of the Corporation;
         (ii) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to the holders of Voting Shares where such plan permits the holder to direct that the dividends paid in respect of such Voting Shares be applied to the purchase from the Corporation of further securities of the Corporation; or (iii) pursuant to the receipt and/or exercise of rights (other than the Rights) issued by the Corporation to all of the holders of a series or class of Voting Shares on a pro rata basis to subscribe for or purchase Voting Shares and/or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other Person and provided further that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible or exchangeable for Voting Shares of that class, than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition.

         "RECORD TIME" shall mean 5:00 p.m. (Toronto time) on March 15, 2000.

         "REDEMPTION PRICE" shall have the meaning attributed thereto in Subsection 5.1(a).

         "REGULAR PERIODIC CASH DIVIDEND" shall have the meaning attributed thereto in Subsection 2.3(d).

         "RIGHTS" shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

         "RIGHTS CERTIFICATE" shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A or such other form as the Corporation and the Rights Agent may agree.

         "RIGHTS REGISTER" and "RIGHTS REGISTRAR" shall each have the meaning attributed thereto in Subsection 2.6(a).

         "SECURITIES ACT (ONTARIO)" shall mean the Securities Act, R.S.O. 1990, c.S-5, as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto.

         "SEPARATION TIME" shall mean the Close of Business on the tenth Trading Day after the earliest of:

                  (i)      the Stock Acquisition Date; and

                  (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or Competing Permitted Bid);

                  or such later date as may be determined by the Board of Directors in good faith, provided, however, that if any Take-over Bid referred to in Clause (ii) above expires or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this definition, never to have been made.

         "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 101 of the Securities Act (Ontario)) by the Corporation or an Acquiring Person of facts indicating that an Acquiring Person has become such.

         "SUBSIDIARY": a body corporate is a Subsidiary of another body corporate if:

                  (i) it is controlled by (A) that other, or (B) that other and one or more bodies corporate, each of which is controlled by that other, or (C) two or more bodies corporate, each of which is controlled by that other; or

                  (ii) it is a Subsidiary of a body corporate that is that other's Subsidiary.

         "TAKE-OVER BID" shall mean an Offer to Acquire Voting Shares and/or Convertible Securities, where the Voting Shares subject to the Offer to Acquire together with the Voting Shares which the securities subject to the Offer to Acquire are convertible into, exchangeable for or otherwise entitled to acquire and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

         "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to Section 5.1 or Section 5.16.

         "TRADING DAY", when used with respect to any securities, shall mean a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day.

         "VOTING SHARE REDUCTION" shall mean an acquisition or a redemption by the Corporation of Voting Shares.

         "VOTING SHARES" shall mean collectively the Common Shares and any other shares in the capital stock or voting interests of the Corporation entitled to vote generally in the election of directors. For the purposes of this Agreement, the percentage of Voting Shares

         Beneficially Owned by any Person shall be and be deemed to be the product determined by the formula:

                                     100 x A
                                           --
                                           B

         where

         A    =    the number of votes for the election of all directors
                   generally attaching to the Voting Shares Beneficially Owned by such Person; and

         B    =    the number of votes for the election of all directors
                   generally attaching to all outstanding Voting Shares.

         Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purposes of both A and B above, but no other unissued Voting Shares shall, for the purposes of such calculation, be deemed to be outstanding.

1.2      CURRENCY

         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3      NUMBER AND GENDER

         Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.4      DESCRIPTIVE HEADINGS AND REFERENCES

         Descriptive headings and the Table of Contents appear herein for convenience of reference only and shall not affect the meaning or construction of any of the provisions hereof. All references to Articles, Sections, Subsections, Clauses and Exhibits are to the articles, sections, subsections, clauses and exhibits forming part of this Agreement unless otherwise indicated. The words "hereto", "herein", "hereof", "hereunder", "this Agreement" and similar expressions refer to this Agreement including the Exhibits, as the same may be amended, modified or supplemented from time to time.

1.5      ACTING JOINTLY OR IN CONCERT

         For purposes of this Agreement, a Person is acting jointly or in concert with every other Person who is a party to any agreement, commitment or understanding, whether formal or informal and whether or not in writing, with the first mentioned Person to acquire or Offer to Acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business).

1.6      HOLDER

         As used in this Agreement, unless the context otherwise requires, the term "HOLDER" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

                             ARTICLE 2 - THE RIGHTS

2.1      LEGEND ON VOTING SHARE CERTIFICATES

         Voting Share certificates issued after the Record Time and prior to the Close of Business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Voting Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend, substantially in the following form:

         "Until the Separation Time (as such term is defined in the Shareholder Protection Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Shareholder Protection Rights Agreement dated as of August 1, 2003 as amended from time to time (the "Rights Agreement") between GEAC COMPUTER CORPORATION LIMITED (the "Corporation") and COMPUTERSHARE TRUST COMPANY OF CANADA, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the head office of the Corporation. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, may be redeemed, may expire, may become void or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor."

Certificates representing Voting Shares that are issued and outstanding at the Record Time shall also evidence one Right for each Voting Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

2.2      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

         (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (which Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

         (b) Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Voting Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Voting Share.

         (c) From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of Voting Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Voting Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become void pursuant to the provisions of Subsection 3.1(b) and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

                  (i) a Rights Certificate in substantially the form set out in Exhibit "A" hereto, appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation or judicial or administrative order made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

                  (ii) a disclosure statement prepared by the Corporation describing the Rights;

         provided, however, that a nominee shall be sent the materials provided for in Clauses (i) and (ii) above in respect of all Voting Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Voting Shares which are Beneficially-Owned by another Person, the Corporation may require such first-mentioned Person to furnish such information and documentation as the Corporation deems necessary or appropriate to make such determination.

         (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its office in Toronto, Ontario or, with the approval of the Rights Agent, at any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation:

                  (i) the Rights Certificate evidencing such Rights with an election to exercise (an "ELECTION TO EXERCISE") substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

                  (ii) payment by certified cheque, banker's draft or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Voting Shares in a name other than that of the holder of the Rights being exercised.

         (e) Upon receipt of a Rights Certificate, with a completed Election to Exercise appropriately completed and duly executed which does not indicate that such Right is null and void as provided by Subsection 3.1(b), accompanied by payment as set forth in Clause 2.2(d)(ii), the Rights Agent (unless otherwise instructed in writing by the Corporation) will thereupon promptly:

                  (i) requisition from the transfer agent of the Common Shares certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize its transfer agent to comply with all such requisitions);

                  (ii) after receipt of such certificates referred to in Clause 2.2(e)(i), deliver such certificates to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

                  (iii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares or fractional Right;

                  (iv) after receipt, deliver such cash referred to in Clause 2.2(e)(iii) to or to the order of the registered holder of the Rights Certificate; and

                  (v) tender to the Corporation all payments received on exercise of the Rights.

         (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (g)      The Corporation covenants and agrees that it will:

                  (i) take all such action as may be necessary and within its power to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

                  (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Canada Business Corporations Act, the Securities Act (Ontario) and the securities statute or comparable legislation of each of the other provinces and territories of Canada, and other applicable securities laws and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

                  (iii) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed upon issuance on The Toronto Stock Exchange and each other stock exchange on which the Common Shares are then listed or admitted to trading at that time;

                  (iv) pay when due and payable any and all Canadian and United States federal, provincial and state transfer taxes (not in the nature of income or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

                  (v) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

2.3      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

         (a) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

         (b) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

                  (i) declare or pay a dividend on the Common Shares of the Corporation payable in Common Shares or other capital stock of the Corporation (or securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program;

                  (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

                  (iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

                  (iv) issue any Common Shares or other capital stock of the Corporation (or securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of, or in exchange for existing Common Shares;

         the Exercise Price and the number of Rights outstanding or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below.

         If the Exercise Price and number of Rights outstanding are to be adjusted:

                  (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (the "EXPANSION FACTOR") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange, conversion or acquisition rights, if any); and

                  (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the Common Shares issued or issuable in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share will have exactly one Right associated with it.

         For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof. To the extent that such rights of exchange, conversion or acquisition are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

         If after the Record Time and prior to the Expiration Time the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in Clause 2.3(b)(i) or
         (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent shall amend this Agreement in order to effect such treatment.

         If an event occurs which would require an adjustment under both this
         Section 2.3 and Section 3.1, the adjustment provided for in this
         Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 3.1.

         If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this Subsection 2.3(b), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

         (c) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance to all holders of Common Shares of rights, options or warrants entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to acquire Common Shares) at a price per Common Share (or, if at security convertible into or exchangeable for or carrying a right to acquire Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right, per share) less than the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange oar exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. To the extent that such rights of exchange, conversion or acquisition are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

         For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Shares.

         (d) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend (as defined below) or a dividend paid in Common Shares) or rights, options or warrants (excluding those referred to in Subsection 2.3(c)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to the securities purchasable upon exercise of one Right.

         For the purpose of this Subsection 2.3(d), "REGULAR PERIODIC CASH DIVIDEND" shall mean cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

                  (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

                  (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

                  (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

         (e) Each adjustment made pursuant to this Section 2.3 shall be made as of:

                  (i) the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b) above; and

                  (ii) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsection 2.3(c) or (d) above.

         (f) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock in a transaction referred to in Clause 2.3(b)(i) or (iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), (c) and (d) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), (c) and (d) above, but subject to the prior consent of the holders of Common Shares or Rights obtained as set forth in Subsection 5.4(b) or (c) as applicable, such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), (c) and
         (d) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

         (g) Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments made pursuant to this Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share, as the case may be.

         (h) If as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in the provisions of this Section 2.3 and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

         (i) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (j) Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(k), upon each adjustment of the Exercise Price as a result of the calculations made in Subsections 2.3(c) and
         (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by:

                  (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to such adjustment, by
                           (B) the relevant Exercise Price in
                           effect immediately prior to such adjustment of the relevant Exercise Price; and

                  (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

         (k) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(k), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

         (l) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

         (m) In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

         (n) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance (wholly or in part for cash) of Common Shares at less than the applicable Market Price, (iii) issuance (wholly for cash) of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders.

         (o) After the Separation Time, the Corporation will not, except as permitted by the provisions hereof, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon the exercise of Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

                  (i) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

                  (ii) file with the Rights Agent and with each transfer agent for the Common Shares, a copy of such certificate; and

                  (iii) cause notice of the particulars of such adjustment or change to be given to the holder of the Rights.

         Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4      DATE ON WHICH EXERCISE IS EFFECTIVE

         Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereby, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(e) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

         (a) The Rights Certificates shall be executed on behalf of the Corporation by its President and its Chief Financial Officer, under its corporate seal reproduced thereon attested by its Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals holding the above offices of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

         (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a disclosure statement describing the Rights, and the Rights Agent shall countersign (manually or by facsimile signature) and mail such Rights Certificates and disclosure statement to the holders of the Rights pursuant to Subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

         (c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

         (a) From and after the Separation Time, the Corporation will cause to be kept a register (the "RIGHTS REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "RIGHTS REGISTRAR" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

         After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(c), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder thereof or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

         (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

         (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed, by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this
         Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         (d) The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

         (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate, and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         (d)      Every new Rights Certificate issued pursuant to this Section
         2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8      PERSONS DEEMED OWNERS

         Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever.

2.9      DELIVERY AND CANCELLATION OF CERTIFICATES

         All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10     AGREEMENT OF RIGHTS HOLDERS

         Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

         (a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

         (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Voting Share certificate representing such Right;

         (c) after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

         (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Voting Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

         (e) such holder of Rights is not entitled to receive any fractional Rights or fractional Common Shares or other securities upon the exercise of Rights;

         (f) without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time in accordance with the provisions of Section 5.4 and the third last paragraph of Subsection 2.3(b); and

         (g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or to any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11     RIGHTS CERTIFICATE HOLDER NOT A DEEMED SHAREHOLDER

         No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any voting share or any other share or security of the Corporation which may at any time be issued on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Right Certificate, as such, any of the rights, title, benefits or privileges of a holder of Voting Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to the holders of shares of the Corporation at a meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of common shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by the Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

                    ARTICLE 3 - ADJUSTMENTS TO THE RIGHTS IN
                          THE EVENT OF A FLIP-IN EVENT

3.1      FLIP-IN EVENT

         (a) Subject to Subsection 3.1(b) and Sections 5.1 and 5.2, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective from and after the Close of Business on the tenth Trading Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

         (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

                  (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or with any Associate or Affiliate of an Acquiring Person); or

                  (ii) a transferee or other successor-in-title, directly or indirectly, from an Acquiring Person (or from any Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or with any Associate or Affiliate of an Acquiring Person) in a transfer of Rights, whether or not for consideration, that the Board of Directors has determined is part of a plan, understanding or scheme of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding the provisions of Clause 3.1(b)(i);

         shall become null and void without any further action and any holder of such Rights (including transferees or other successors-in-title) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this
         Section 3.1 and such Rights shall become null and void.

         (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Clause 3.1(b)(i) or 3.1(b)(ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                  "The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person, or an Affiliate or an Associate of an

                  Acquiring Person, or a Person acting jointly or in concert with any of them (as such terms are defined in the Shareholder Protection Rights Agreement). This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in Subsection 3.1(b) of the Shareholder Protection Rights Agreement."

         provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Subsection 3.1(c) shall be of no effect on the provisions of Subsection 3.1(b).

                          ARTICLE 4 - THE RIGHTS AGENT

4.1      GENERAL

         (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents (each a "CO-RIGHTS AGENT") as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agents. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent and its directors, officers, employees and agents for, and to hold it harmless against, any loss, liability, cost, claim, action, suit, damage or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         (c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2      MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

4.3      DUTIES OF RIGHTS AGENT

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also retain and consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation's expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of such experts or advisors.

         (b) Whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an individual believed by the Rights Agent to be the President, the Chief Financial Officer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible fir any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b)) or any adjustment required under the provisions of Section 2.3 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Subsection 2.3(p) describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

         (f) The Corporation will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the President, the Chief Financial Officer or the Secretary of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such individual.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4      CHANGE OF RIGHTS AGENT

         The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent of Common Shares by registered or certified mail. The Corporation may remove the Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.8. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent (at the Corporation's expense) or by the holder of any Rights (which holder shall, with such notice if given after the Separation Time, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of any and all outstanding amounts owing to it pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                            ARTICLE 5 - MISCELLANEOUS

5.1      REDEMPTION OF RIGHTS

         (a) With the prior consent of the holders of Voting Shares or Rights obtained in accordance with Subsection 5.4(b) or (c), as applicable, the Board of Directors, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to Section 5.2, may elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment to the Exercise Price provided for in Section 2.3 if an event analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "REDEMPTION PRICE").

         (b) If a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to an Exempt Acquisition occurring under Subsection 5.2(a) or (b), outstanding Voting Shares, other than Voting Shares Beneficially Owned at the date of such Permitted Bid, Competing Permitted Bid or Exempt Acquisition by such Person, the Board of Directors shall, notwithstanding the provisions of Subsection 5.1(a), immediately upon such acquisition and without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.

         (c) Where a Take-over Bid that is not a Permitted Bid or Competing Permitted Bid expires, is withdrawn or is otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all of the outstanding Rights at the Redemption Price.

         (d) If the Board of Directors elects to or is deemed to have elected to redeem the Rights and, in circumstances where Subsection 5.1(a) is applicable, the requisite consent is given by the holders of Voting Shares or Rights, as applicable, (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) subject to Subsection 5.1(1), no further Rights shall thereafter be issued.

         (e) Within 10 Business Days of the Board of Directors electing or having been deemed to have elected to redeem the Rights or, if Subsection 5.1(a) is applicable, within 10 Business Days after the requisite consent is given by the holders of Voting Shares or Rights, as applicable, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the Rights Register or, prior to the Separation Time, on the register of

         Voting Shares maintained by the Corporation's transfer agent or transfer agents. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

         (f) Upon the Rights being redeemed pursuant to Subsection 5.1(c), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Voting Shares as of the Separation Time had not been mailed to each such holder and, for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred.

5.2      WAIVER OF FLIP-IN EVENTS

         (a) With the prior consent of the holders of Voting Shares obtained in accordance with Subsection 5.4(b), the Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than in the circumstances described in Subsection 5.2(b) or (c), waive the application of Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent.

         (b) The Board of Directors may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of a Take-over Bid made by means of a take-over bid circular sent to all holders of Voting Shares (which, for greater certainty, shall not include the circumstances described in Subsection 5.2(c)), waive the application of
         Section 3.1 to such Flip-in Event by written notice delivered to the Rights Agent, provided, however, that if the Board of Directors waives the application of Section 3.1 to such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular sent to all holders of Voting Shares prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.2(b).

         (c)      The Board of Directors may waive the application of Section
         3.1 to a Flip-in Event provided that the following conditions are satisfied:

                  (i) the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

                  (ii) such Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that, at the time of the waiver pursuant to this Subsection 5.2(c), it is no longer an Acquiring Person.

5.3      ISSUANCE OF NEW RIGHTS CERTIFICATES

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4      SUPPLEMENTS AND AMENDMENTS

         (a) The Corporation may from time to time prior to or after the Separation Time supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to correct any clerical or typographical error or, subject to Subsection 5.4(d), to maintain the validity and effectiveness of this Agreement as a result of any change in applicable laws, rules or regulatory requirements. The Corporation may, prior to the date of the shareholders' meeting referred to in Section 5.16(a), supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this
         Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

         (b) Subject to Subsection 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to vote at a meeting of the holders, of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

         (c) Subject to Subsection 5.4(a), the Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by the holders of Rights (other than any holder of Rights whose Rights have become null and void pursuant to the provisions hereof) present or represented at and entitled to vote at a meeting of the holders of Rights. For the purposes hereof, the procedures for the calling, holding and conduct of a meeting of the holders of Rights shall be those, as nearly as may be, which are provided in the Corporation's by-laws with respect to meetings of its shareholders and each Right shall be entitled to one vote at any such meeting.

         (d) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

                  (i) if made before the Separation Time, be submitted to the holders of Voting Shares at the next meeting of holders of Voting Shares and the holders of Voting Shares may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment; and

                  (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called and held in accordance with the provisions of Subsection 5.4(c) and the holders of Rights may, by a majority referred to in Subsection 5.4(c), confirm or reject such amendment.

         Any such amendment shall, unless the Board of Directors otherwise stipulates, be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it shall continue in effect in the form so confirmed. If such amendment is rejected by the holders of Voting Shares or the holders of Rights or is not submitted to the holders of Voting Shares or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or if such a meeting of the holders of Rights is not called within 90 days after the date of the resolution of the Board of Directors adopting such amendment, at the end of such period, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the holders of Voting Shares or holders of Rights as the case may be.

         (e) The Corporation shall be required to provide the Rights Agent with notice in writing of any amendment, rescission or variation to this Agreement as referred to in this Section 5.4 within five days of effecting such amendment, rescission or variation.

5.5      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

         (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Subject to Section 5.16, after the Separation Time there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price at the Separation Time of a whole Right in lieu of such fractional Rights. The Rights Agent shall have no obligation to make any payments in lieu of fractional Rights unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Subsection 2.2(e).

         (b) The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price at the date of such exercise of one Common Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Voting Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Subsection 2.2(e).

5.6      RIGHTS OF ACTION

         Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holders Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7      NOTICE OF PROPOSED ACTIONS

         If after the Separation Time and prior to the Expiration Time:

                  (i) there shall occur an adjustment in the rights attaching to the Rights pursuant to Section 3.1 as a result of the occurrence of a Flip-in Event; or

                  (ii) the Corporation proposes to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets;

         then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.8, a notice of such event or proposed action, which shall specify the date on which such adjustment to the Rights occurred or liquidation, dissolution or winding up is to take place, and such notice shall be so given within 10 Business Days after the occurrence of an adjustment to the Rights and not less than 20 Business Days prior to the date of taking such proposed action by the Corporation.

5.8      NOTICES

         Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid or sent by fax, addressed (until another address is filed in writing with the Rights Agent) as follows:

         GEAC Computer Corporation Limited
         11 Allstate Parkway
         Suite 300
         Markham, ON  L3R 9T8

         Attention: President

         Fax No.: 905-940-3722

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid or sent by fax, addressed (until another address is filed in writing with the Corporation) as follows:

         Computershare Trust Company of Canada
         100 University Avenue
         8th Floor
         Toronto, Ontario
         M5J 2N1

         Attention: Manager - Client Services

         Fax No.: (416) 981-9800

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed to a holder of Rights in the manner herein provided shall be deemed given, whether or not such holder receives the notice.

5.9      COSTS OF ENFORCEMENT

         The Corporation agrees that, if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) reasonably incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.10     SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.11     BENEFITS OF THIS AGREEMENT

         Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.12     GOVERNING LAW

         This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.13     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.14     SEVERABILITY

         If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.15     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

         All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith pursuant to this Agreement, shall not subject the Board of Directors to any liability to the holders of the Rights.

         Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that the holders of Voting Shares reject or accept in the Take-over Bid or take any other action (including without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the Shareholders of the Corporation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

5.16     EFFECTIVE DATE AND RENEWAL

         (a) Notwithstanding its amendment and restatement as of the date hereof, this Agreement (subject to receipt of the approval of the Independent Shareholders as set forth below) is effective from the Record Time and replaces and supercedes the Prior Plan. If this Agreement is not approved by a resolution passed by a majority of the votes cast be Independent Shareholders who vote in respect of reconfirmation of the Prior Plan as amended and restated herein at a meeting of shareholders to be held not later than the date on which the 2003 annual meeting of shareholders of the Corporation terminates, then the Prior Plan and this Agreement and all outstanding rights shall terminate and be void and of no further force and effect on and from that date which is the earlier of (i) the date of termination of the meeting called to consider the confirmation of the Prior Plan as amended and restated herein under this Section 5.16, and (ii) the date of termination of the 2003 annual meeting of shareholders of the Corporation.

         (b) At or prior to the annual meeting of shareholders of the Corporation in the year 2006, provided that a Flip-In Event has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of this Agreement to the Independent Shareholders for their consideration and, if thought advisable, approval period unless a majority of the votes cast by the Independent Shareholders who vote in respect of such resolution are voted in favour of the continued existence of this Agreement, the Board of Directors shall, immediately upon the confirmation of the results of the votes on such resolution and without further formality, be deemed to elect to redeem the rights at the Redemption Price.

5.17     REGULATORY APPROVALS

         Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment or supplement to this Agreement, shall be subject to receipt of any requisite approval or consent from any governmental or regulatory authority having jurisdiction including, while any securities of the Corporation are listed and admitted to trading thereon, The Toronto Stock Exchange.

5.18     DECLARATION AS TO FOREIGN HOLDERS

         If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on the exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.19     TIME OF THE ESSENCE

         Time shall be of the essence in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                           GEAC COMPUTER CORPORATION LIMITED

                           Per: "Craig C. Thorburn"
                                ------------------------------------------------
                                Senior Vice President, Mergers & Acquisitions, and Corporate Secretary

                           COMPUTERSHARE TRUST COMPANY OF CANADA

                           Per: "Shirley Yuen"
                                ------------------------------------------------
                                Professional, Client Services

                           Per: "Christine Lawton"
                                ------------------------------------------------
                                Manager, Client Services

                                    EXHIBIT A

                          (Form of Rights Certificate)

Certificate No.                                                           Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE AMENDED AND RESTATED SHAREHOLDER PROTECTION RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE AMENDED AND RESTATED SHAREHOLDER PROTECTION RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM (AS SUCH TERMS ARE DEFINED IN THE AMENDED AND RESTATED SHAREHOLDER PROTECTION RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME VOID WITHOUT FURTHER ACTION.

                               RIGHTS CERTIFICATE

         This certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Protection Rights Agreement dated as of August 1, 2003 as amended from time to time (the "RIGHTS AGREEMENT") between GEAC COMPUTER CORPORATION LIMITED, a corporation incorporated under the laws of Canada (the "CORPORATION") and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as Rights Agent (the "RIGHTS AGENT", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in Toronto, Ontario or, with the approval of the Rights Agent, at any other office of the Rights Agent in the cities designated from time to time by the Corporation. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be:

                  (i) until the Separation Time, an amount equal to three times the Market Price (as such term is defined in the Rights Agreement), from time to time, per Common Share; and

                  (ii) from and after the Separation Time, an amount equal to three times the Market Price, as at the Separation Time, per Common Share.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered, holder thereof to purchase more or less than one Common Share, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the head office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.001 (Canadian) per Right, subject to adjustment in certain events.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be duly executed as of _________________________, ______________.

GEAC COMPUTER CORPORATION LIMITED

Per: ______________________________________

Per: ______________________________________

COMPUTERSHARE TRUST COMPANY OF CANADA

Per: ______________________________________

Per: ______________________________________

                   (To be attached to each Rights Certificate)
                          FORM OF ELECTION TO EXERCISE

TO:

The undersigned hereby irrevocably elects to exercise _____________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

                  ____________________________________________
                   Name

                  ____________________________________________
                   Address

                  ____________________________________________

                  ____________________________________________

Social Insurance, Social Security or
Other Taxpayer Identification Number    ________________________________________

DATED:
                                        ________________________________________
                                         Signature
                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

________________________________________
Signature Guaranteed

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or by a medallion guarantee by a member firm of the Securities Transfer Agents Medallion Programme, (STAMP).

________________________________________________________________________________
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).

                                         _______________________________________
                                         Signature

________________________________________________________________________________
                                     NOTICE

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

   (To be executed by the registered holder if such holder desires to transfer the Rights evidenced by this Rights Certificate.)
                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED ______________________________________ Hereby

sells, assigns and transfers unto ______________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print name and address of transferee)

the Rights evidenced by this Fights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

DATED:
                                        ________________________________________
                                         Signature
                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

______________________________________
Signature Guaranteed

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or by a medallion guarantee by a member firm of the Securities Transfer Agents Medallion Programme, (STAMP).

________________________________________________________________________________
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).

                                        ________________________________________
                                         Signature

                                     NOTICE

In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.